Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Blue Star Foods Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1) (4)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share(3)(4)	457	(o)	—	—	$5,000,000	0.0001102	$551.00
Fees to be Paid	Equity	Common Stock Purchase Warrants to purchase Common Stock, $0.0001 par value per share(2)(6)	457	(g)	—	—	—	—
Fees to be Paid	Equity	Pre-funded warrants to purchase Common Stock, $0.0001 par value per share(2)(4)(5)	457	(g)	—	—	—	—
Fees to be Paid	Equity	Placement agent warrants to purchase Common Stock(7)	457	(g)	—	—	—	—
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share underlying the Common Stock Purchase Warrants(3) (4)(6)	Other		—	—	$5,000,000	0.0001102	$551.00
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share underlying the Pre-funded warrants (3) (4)(5)	Other		—	—	—	—
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share underlying the placement agent warrants(3)(8)	Other		—	—	$437,500	0.0001102	$48.21
	Total Offering Amounts						$10,437,500		$1,150.21
	Total Fees Previously Paid								$0
	Net Fee Due								$1,150.21

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(3) In addition to the common stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such additional number of common stock as may become issuable by reason of any share splits, share dividends or similar transactions.

(4) The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering and common stock issuable upon exercise of Common Stock Purchase Warrants. As such the proposed maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) if any, is $5,000,000.

(5) The registrant may issue pre-funded warrants to purchase common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.01, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.01 per share (subject to adjustment as provided for therein).

(6) Each share of our common stock, or a pre-funded warrant in lieu thereof, is being sold together with a common stock purchase warrant to purchase one share of our common stock. The shares of common stock and common stock purchase warrants are immediately separable and will be issued separately in the offering, but must be purchased together in the offering.

(7) We have agreed to issue to the placement agent warrants to purchase the number of shares of our common stock in the aggregate equal to seven percent (7%) of the shares of our common stock and/or pre-funded warrants to be issued and sold in this offering.

(8) The placement agent’s warrants are exercisable for a price per share equal to 125% of the public offering price in this offering. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the placement agent’s warrants is $437,500, which is equal to 125% of $350,000 (7% of the proposed maximum aggregate offering price of $5,000,000).